EXECUTION COPY


                    This Amendment No. 1 (the "Amendment"), dated
               as of January 17, 2002, to the WAIVER, FORBEARANCE AND CONSENT AGREEMENT, dated as of December 21, 2001 (the "Agreement"), between VISKASE CORPORATION, a Pennsylvania corporation (the "Lessee"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity but solely as successor Owner Trustee under that certain Trust Agreement with General Electric Capital Corporation, as Owner Participant dated as of December 18, 1990 (the "Lessor"), relating to the Lease Agreement dated as of December 18, 1990 (as amended and supplemented to the date hereof, the "Lease"), between the Lessee and the Lessor, as successor Owner Trustee to Fleet National Bank, formerly known as Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank (capitalized terms used herein and not defined have the meanings assigned to such terms in the Lease).

          Whereas, the Lessee and the Owner Trustee desire to amend Section 2(a) of the Agreement on terms set forth in this Amendment;

          Now therefore, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          1. SECTION 2(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

              "SECTION 2. Consent. (a) Anything in the Lease Documents to the contrary notwithstanding, the Lessor hereby consents to (i) the sale of the parcels of real estate identified in the letter attached hereto and agrees to execute such documents as may be reasonably necessary to release such parcels from the Ground Lease, the Security Agreement, the Security Agreement dated as of July 28, 2000 among Viskase Holding Corporation, Viskase Companies, Inc., the Corporation, Viskase Sales Corporation, the Lessor and General Electric Capital Corporation (the "2000 Security Agreement") and any security interest or mortgage created by or pursuant to any of the foregoing or related documents, agreements and (ii) the demolition, sale and/or other disposition of any property, plant or equipment located in Bedford Park or Chicago, Illinois (other than the Chicago Plant (and that portion of the Chicago Site to the extent it is located thereunder)) and agrees to execute such documents as are necessary to release such property, plant or equipment from the 2000 Security Agreement and any security interest created by or pursuant to the foregoing or any related documents."

          2. Effectiveness. This Amendment shall become effective as of the date first above written when (i) the parties hereto shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Lessee and the Owner Trustee.

          3. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED BY ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

          5. Integration. This Amendment represents the entire agreement of the parties with respect to the subject matter hereof and there are no other promises or representations, written or oral, by the parties relative to the subject matter hereof not reflected or referred to herein.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the daze and year first above written.

                                   STATE STREET BANK AND TRUST
                                   COMPANY, not in its individual capacity, but solely as Owner Trustee

                                   By:  ------------------------------------
                                        Name:
                                        Title:

                                   VISKASE CORPORATION

                                   By:  ------------------------------------
                                        Name:
                                        Title: